                      INTERMEDIA CAPITAL PARTNERS IV, L.P.

                  PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                                    EXHIBIT 11.1

                                                              PRO FORMA
                                                     -----------------------------
                                                        Year            Six Months
                                                        Ended             Ended
                                                     December 31,        June 30,
                                                        1995               1996
                                                     ------------       ----------
Pre-tax loss from continuing operations                (125,598)         (55,984)
                                                       --------          -------

Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                                         77,209           38,605

Rentals:
  Rent expense(1)                                         1,436              571
                                                       --------          -------

      Total fixed charges                                78,645           39,176
                                                       --------          -------

Loss before income taxes, interest
  and fixed charges                                     (46,953)         (16,808)
                                                       ========          =======

Ratio of earnings to fixed charges                            -                -
                                                       ========          =======

(1) For leases where the interest factor can be specifically identified, the actual interest factor was used. For all other leases, the interest factor is estimated at one-third of total rent expense for the applicable period, which management believes represents a reasonable approximation of the interest factor.

                      INTERMEDIA CAPITAL PARTNERS IV, L.P.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                 Six months
                                                   ended
                                                  June 30,
                                                    1996
                                                 ----------
Pre-tax loss from continuing operations           (4,436)
                                                  ------

Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                                   4,002

Rentals:
  Rent expense(1)                                     50
                                                  ------

        Total fixed charges                        4,052
                                                  ------

Loss before income taxes, interest
  and fixed charges                                 (384)
                                                  ======

Ratio of earnings to fixed charges                    --
                                                  ======

- ----------
(1) For leases where the interest factor can be specifically identified, the actual interest factor was used. For all other leases, the interest factor is estimated at one-third of total rent expense for the applicable period, which management believes represents a reasonable approximation of the interest factor.

                         PREVIOUSLY AFFILIATED ENTITIES
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                               Six Months
                                                        Year ended December 31,                              Ended June 30,
                                                ____________________________________________________        _______________

                                                1991        1992        1993        1994        1995        1995       1996
                                                ----        ----        ----        ----        ----        ----       ----

Pre-tax loss from continuing operations         (21,081)    (70,280)    (77,648)    (79,047)    (62,412)    (31,418)   (39,231)
                                                -------     -------     -------     -------     -------     -------    -------

Fix charges:
  Interest expenses and amortization of
    debt discount and premium on all
    indebtedness                                  8,640      32,357      44,760      44,278      48,835      24,161     36,970

Rentals:
  Rent expense(1)                                   137         404         585        666         952          485        510
                                                -------     -------     -------     -------     -------     -------    -------
        Total fixed charges                       8,777      32,761      45,345      44,944      49,787      24,646     37,480
                                                -------     -------     -------     -------     -------     -------    -------

Loss before income taxes, interest
  and fixed charges                             (12,304)    (37,519)    (32,303)    (34,103)    (12,625)     (6,772)    (1,751)
                                                =======     =======     =======     =======     =======     =======    =======

Ratio of earnings to fixed charges                   --          --          --          --          --          --        --
                                                =======     =======     =======     =======     =======     =======    =======


- -----------------------------------
(1) For leases where the interest factor can be specifically identified, the actual interest factor was used. For all other leases, the interest factor is estimated at one-third of total rent expense for the applicable period, which management believes represents a reasonable approximation of the interest factor.

                          GREENVILLE/SPARTANBURG SYSTEM
                        RATIO OF EARNINGS TO FIXED CHARGES

                                                  Year Ended December 31,      Period
                                                ----------------------------   1/1/95-
                                                1991   1992   1993     1994    1/26/95
                                                ----   ----   ----     ----    -------
Pre-tax income from
  continuing operations                         4,748  6,607   7,979   5,621     234
                                                -----  -----  ------   -----     ---
Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                                2,980  2,068   1,932   2,150     161

Rentals:
  Rent expense(1)                                 157    159     167     183      15
                                                -----  -----  ------   -----     ---
    Total fixed charges                         3,137  2,227   2,099   2,333     176
                                                -----  -----  ------   -----     ---
Earnings before income taxes, interest
  and fixed charges                             7,885  8,834  10,078   7,954     410
                                                =====  =====  ======   =====     ===
    Ratio of earnings to fixed charges            2.5    4.0     4.8     3.4     2.3
                                                =====  =====  ======   =====     ===

- --------
(1) For leases where the interest factor can be specifically identified, the actual interest factor was used. For all other leases, the interest factor is estimated at one-third of total rent expense for the applicable period, which management believes represents a reasonable approximation of the interest factor.

                                KINGSPORT SYSTEM

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                Six Months     Month
                                                         Year Ended December 31,                  Ended        Ended
                                                --------------------------------------------     June 30,    January 31,
                                                1992      1993      1994      1995       1995         1996
                                                ----      ----      ----      ----     --------    -----------
Pre-tax income continuing operations            4,605    4,126     4,230     3,268      2,291         193

Fixed charges:

  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                                    0       0         0        856         0          90

Rentals:
  Rent expense(1)                                  58       73        85        83         36           8
                                                -----    -----     -----     -----       ----         ---
        Total fixed charges                        58       73        85       939         36          98
                                                -----    -----     -----     -----       ----         ---
Earnings before income taxes, interest
  and fixed charges                             4,663    4,199     4,315     4,207       2,327        291
                                                =====    =====     =====     =====       =====        ===

Ratio of earnings to fixed charges               80.4     57.5      50.8       4.5        64.6        3.0
                                                =====    =====     =====     =====       =====        ===

- ----------
(1) For leases where the interest factor can be specifically identified, the actual interest factor was used. For all other leases, the interest factor is estimated at one-third of total rent expense for the applicable period, which management believes represents a reasonable approximation of the interest factor.

                                PAR CABLE SYSTEM

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Six Months       Month
                                                     Year Ended December 31,               Ended         Ended
                                               ------------------------------------       June 30,    January 31,
                                               1991    1992    1993    1994    1995        1995          1996
                                               ----    ----    ----    ----    ----        ----          ----
Pre-tax income from continuing operations      921     1,154    336     826     903         595            63
                                               ----    -----    ----    ----    ----        ----          ----

Fixed charges:
  Interest expense and amortization of
    debt discount and premium on all
    indebtedness                                  0        0      0      18       0           0             0

Rentals:
  Rent expense(1)                                32       41     35      34      36          18             3
                                               ----    -----    ----    ----    ----        ----          ----

      Total fixed charges                        32       41     35      52      36          18             3
                                               ----    -----    ----    ----    ----        ----          ----

Earnings before income taxes, interest
  and fixed charges                             953    1,195    371     878     939         613            66
                                               ====    =====   ====    ====    ====        ====          ====

Ratio of earnings to fixed charges             29.8     29.1   10.6    16.9    26.1        34.1          22.0
                                               ====    =====   ====    ====    ====        ====          ====

(1) For leases where the interest factor can be specifically identified, the actual interest factor was used. For all other leases, the interest factor is estimated at one-third of total rent expense for the applicable period, which management believes represents a reasonable approximation of the interest factor.

                            VIACOM NASHVILLE SYSTEM
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                             Six Months Ended
                                                                 Year Ended December 31,                         June 30,
                                                -------------------------------------------------------     -------------------
                                                  1991        1992        1993        1994        1995        1995       1996
                                                  ----        ----        ----        ----        ----        ----       ----

Pre-tax loss from continuing operations         2,607       7,060         9,743       8,013       8,452       4,142      3,859
                                               ------      ------        ------      ------      ------       -----      -----

Fix charges:
  Gross Interest Expense                        7,165       4,972         3,662       4,391       5,544       2,790      2,736

Rentals:
  Rent expense(1)                                 321         277           327        307         350          127        165
                                               ------      ------        ------      ------      ------       -----      -----

        Total fixed charges                     7,486       5,249         3,989       4,698       5,894       2,917      2,901
                                               ------      ------        ------      ------      ------       -----      -----

Earnings before income taxes, interest
  and fixed charges                            10,093      12,309        13,732      12,711      14,346       7,059      6,760
                                               ======      ======        ======      ======      ======       =====      =====

Ratio of earnings to fixed charges                1.3         2.3           3.4         2.7         2.4         2.4        2.3
                                               ======      ======        ======      ======      ======       =====      =====


- -----------------------------------
(1) For leases where the interest factor can be specifically identified, the actual interest factor was used. For all other leases, the interest factor is estimated at one-third of total rent expense for the applicable period, which management believes represents a reasonable approximation of the interest factor.